                                                                                                         Exhibit E

                                       TROPICAL SPORTSWEAR INT'L CORPORATION
                                                  AUDIT COMMITTEE
                                 AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

                                              Statement of Principles

Under the  Sarbanes-Oxley  Act of 2002 (the  "Act"),  the Audit  Committee  of the Board of  Directors  of Tropical
Sportswear  Int'l  Corporation  (the `Company") is responsible for the  appointment,  compensation and oversight of the work of the  independent  auditor.  For purposes of this policy,  the definition of independent  auditor is the firm that issues an opinion on the Company's  consolidated  financial  statements.  As part of this responsibility, and in accordance  with the Act, the Audit  Committee is required to pre-approve  the audit and non-audit  services performed by the  independent  auditor in order to assure that they do not impair the auditor's  independence  from the Company.  To implement  the  provisions  of the Act the  Securities  and  Exchange  Commission  (the "SEC") has
issued rules specifying the types of services that an independent  auditor may not provide to its audit client,  as well as the audit  committee's  administration  of the  engagement of the  independent  auditor.  Accordingly,  the
Audit  Committee  has  adopted,  and the  board of  Directors  has  ratified,  the  Audit  and  Non-Audit  Services
Pre-Approval  Policy (the "Policy"),  which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent may be pre-approved.

The SEC's rules  establish  two  different  approaches  to  pre-approving  services,  which the SEC considers to be equally valid.  Proposed  service  either:  may be  pre-approved  without  consideration  of specific  case-by-case services by the Audit  Committee  ("general  pre-approval");  or require  the  specific  pre-approval  of the Audit
Committee  ("specific  pre-approval").  The Audit  Committee  believes that the combination of these two approaches in this Policy will result in an  effective  and  efficient  procedure  to  pre-approve  services  performed by the independent auditor. As set forth in this Policy,  unless a type of service has received general  pre-approval,  it will require  specific  approval by the Audit  Committee if it is to be provided by the  independent  auditor.  Any proposed services  exceeding  pre-approved  levels will also require specific  pre-approval by the Audit Committee.
For both types of  pre-approval,  the Audit  Committee will consider  whether such services are consistent with the
SEC's rules on auditor independence.

The appendices to this Policy describe the Audit,  Audit-related,  Tax and All Other services that have the general pre-approval  of the  Audit  Committee.  The  term of any  general  pre-approval  is 12  months  from  the  date of pre-approval,  unless the Audit Committee  considers a different period and states  otherwise.  The Audit Committee will  annually  review and  pre-approve  the  services  that may be provided  by the  independent  auditor  without obtaining  specific  pre-approval from the Audit Committee.  The Audit Committee may add to or deduct from the list of general pre-approved services from time to time, based on subsequent determinations.

The  purpose of this  Policy is to set forth the  procedure  by which the Audit  Committee  intends to fulfill  its responsibilities.  It does not delegate the Audit Committee's  responsibilities  to pre-approve  services performed by the independent auditor to management.

The Company's  independent  auditor has reviewed this Policy and believes that  implementation  of this policy will not adversely affect the auditor's independence.

II       Delegation

As  provided  in the Act and the  SEC's  rules,  the Audit  Committee  may  delegate  either  type of  pre-approval authority  to one or more of its  members.  The  member  to whom such  authority  is  delegated  must  report,  for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III      Audit Services

The  annual  Audit  services  engagement  terms and fees will be  subject  to  specific  pre-approval  of the Audit
Committee.  Audit services include the annual financial  statement audit (including  required  quarterly  reviews), subsidiary  audits and other procedures  required to be performed by the independent  auditor to be able to form an opinion on the Company's  consolidated  financial  statements.  These other procedures include  information systems and procedural  reviews and testing  performed in order to understand and place reliance on the systems of internal control,  and  consultations  related  to  the  audit  or  quarterly  reviews.  Audit  services  also  include  the attestation  engagement  for the  independent  auditor's  report on  management's  report on internal  controls for financial  reporting.  The Audit  Committee  will monitor the Audit  services  engagement on a quarterly  basis and will also approve, if necessary,  any changes in terms,  conditions and fees resulting from changes in audit scope,
Company structure or other items.

In addition to the annual Audit  services  engagement  approved by the Audit  Committee,  the Audit  Committee  may grant general  pre-approval  to other Audit services,  which are those services that only the  independent  auditor can reasonably  provide.  Other Audit services may include  statutory  audits or financial  audits for subsidiaries or affiliates of the Company and services associated with SEC registration  statements,  periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

The Audit  Committee  has  pre-approved  the Audit  services in Appendix A. All other Audit  services not listed in
Appendix A must be specifically approved by the Audit Committee.

IV       Audit-related Services

Audit-related  services are assurance and related  services that are reasonably  related to the  performance of the audit or review of the  Company's  financial  statements  or that are  traditionally  performed by the  independent auditor.  Because the Audit  Committee  believes  that the  provision  of  Audit-related  services  does not impair independence  of the auditor and is consistent  with the SEC's rules on auditor  independence,  the Audit Committee may grant general  pre-approval to  Audit-related  services.  Audit-related  services  include,  among others,  due diligence services pertaining to potential business  acquisitions/dispositions;  accounting  consultations  related to accounting,  financial  reporting or disclosure  matters not  classified as "Audit  services";  assistance  with understanding  and  implementing  new  accounting and financial  reporting  guidance from  rulemaking  authorities;
financial audits of employee benefit plans;  agreed-upon or expanded audit procedures  related to accounting and/or billing records required to respond to or comply with financial,  accounting or regulatory  reporting matters;  and assistance with internal control reporting requirements.

The Audit Committee has  pre-approved the Audit related  services in Appendix B. All other  audit-related  services not listed in Appendix B must be specifically pre-approved by the Audit Committee.

V        Tax Services

The Audit  Committee  believes  that the  independent  auditor can provide Tax  services to the Company such as tax compliance,  representation  in audits by taxing  authorities,  tax  planning  and  advice  without  impairing  the auditor's independence,  and the SEC has stated that the independent auditor may provide such services.  Hence, the
Audit Committee will grant general  pre-approval to those Tax services that have  historically been provided by the auditor and that the Audit Committee believes would not impair the independence of the auditor.

The Audit  Committee  has  pre-approved  the Tax  services  in  Appendix C. All Tax  services  involving  large and complex  transactions  not listed in Appendix C must be specifically  approved by the Audit  Committee,  including:
tax  services  proposed to be  provided  by the  independent  auditor to any  executive  officer or director of the
Company, in his or her individual capacity, where such services are paid for by the Company.

VI       Prohibited Services

Exhibit 1 includes a list of services that may not be provided by the Company's independent auditor.

VII      Pre-Approval Fee Levels

Pre-approval  fee levels for all services to be provided by the  independent  auditor will be established  annually by the Audit  Committee.  Any  pre-approved  services  which  exceed  these levels or amounts by more than 10% will require specific  pre-approval by the Audit Committee.  The Audit Committee is mindful of the overall  relationship of fees for audit and non-audit services in determining whether to pre-approve any such services.

VIII     Procedures

All invoices for services  provided by the independent  auditor for pre-approved  services will be submitted to the
Chief  Financial  Officer and must include a detailed  description  of the services to be rendered and an estimated cost of such services.  The Chief  Financial  Officer will determine  whether such services are included within the types of services that have received the general pre-approval of the Audit committee.

Requests or  applications  to provide  services  that  require  specific  approval by the Audit  Committee  will be submitted by the Chief Financial Officer to the Audit Committee.

IX       Additional Requirements

The Audit Committee will take additional  measures on an annual basis to meet its  responsibility of overseeing the work of the  independent  auditor and to assure the auditor's  independence  from the Company,  such as reviewing a formal written  statement from the  independent  auditor  delineating  all  relationships  between the  independent auditor and the Company,  consistent with  Independence  Standards Board No. 1, and discussing with the independent auditor its methods and procedures for ensuring independence.

                                                    APPENDIX A

                                 PRE-APPROVED AUDIT SERVICES FOR FISCAL YEAR 2003

------------------------------------------------------------------------ ------------------------------
Type of Service                                                          Pre-Approved Amount
------------------------------------------------------------------------ ------------------------------
------------------------------------------------------------------------ ------------------------------
Annual consolidated financial statement audit, including quarterly
reviews, statutory audits of subsidiaries or affiliates of the Company.         Up to $375,000
------------------------------------------------------------------------ ------------------------------
------------------------------------------------------------------------ ------------------------------
Services associated with SEC registration statements, periodic reports and other documents filed with the SEC issued in connection with securities offerings (including comfort letters, consents) and
assistance in responding to SEC comment letters                                 Up to $100,000
------------------------------------------------------------------------ ------------------------------
------------------------------------------------------------------------ ------------------------------
Attestation of management reports on internal controls (Section 404)            Up to $180,000
------------------------------------------------------------------------ ------------------------------
------------------------------------------------------------------------ ------------------------------
Consultations with Company management regarding accounting or disclosure of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the
SEC, FASB, AICPA or other regulatory or standard setting bodies                 Up to $ 50,000
------------------------------------------------------------------------ ------------------------------

                                                    APPENDIX B

                             PRE-APPROVED AUDIT-RELATED SERVICES FOR FISCAL YEAR 2003

------------------------------------------------------------------------ ------------------------------
Type of Service                                                          Pre-Approved Amount
------------------------------------------------------------------------ ------------------------------
------------------------------------------------------------------------ ------------------------------
Due diligence services related to potential business acquisitions or
dispositions                                                                     Up to $50,000
------------------------------------------------------------------------ ------------------------------
------------------------------------------------------------------------ ------------------------------
Information system reviews not performed in connection with the audit
(e.g., application and technical reviews)                                        Up to $20,000
------------------------------------------------------------------------ ------------------------------
------------------------------------------------------------------------ ------------------------------
Other miscellaneous services, including consultation on various
accounting maters, SEC matters and Sarbanes-Oxley matters                        Up to $50,000
------------------------------------------------------------------------ ------------------------------

                                                    APPENDIX C

                                  PRE-APPROVED TAX SERVICES FOR FISCAL YEAR 2003

------------------------------------------------------------------------ ------------------------------
Type of Service                                                          Pre-Approved Amount
------------------------------------------------------------------------ ------------------------------
------------------------------------------------------------------------ ------------------------------
Domestic and international tax planning and reorganizations                     Up to $150,000
------------------------------------------------------------------------ ------------------------------
------------------------------------------------------------------------ ------------------------------
Review of federal, state, local and international income, franchise,
employee benefit and other tax returns (i.e., compliance)                       Up to $150,000
------------------------------------------------------------------------ ------------------------------
------------------------------------------------------------------------ ------------------------------
Assistance with tax audits and appeals before the IRS and similar
state, local and foreign agencies                                               Up to $ 25,000
------------------------------------------------------------------------ ------------------------------
------------------------------------------------------------------------ ------------------------------
Other miscellaneous services                                                    Up to $ 25,000
------------------------------------------------------------------------ ------------------------------

                                                     EXHIBIT 1

                                           PROHIBITED NON-AUDIT SERVICES

o        Bookkeeping or other services related to the accounting records or financial statements
o        Financial information systems design and implementation
o        Appraisal or valuation services, fairness opinions or contribution-in-kind reports
o        Actuarial services
o        Internal audit outsourcing services
o        Management functions
o        Human resource
o        Broker-dealer, investment advisor or investment banking services
o        Legal services
o        Expert services unrelated to the audit.